Exhibit 99.1

FINAL: For Release	Company Contact:
Ronald W. Ristau
President and
Chief Financial Officer
(212) 884-2000

Investor/Media Contact:
Integrated Corporate Relations
(203) 682-8200
Investor: Allison Malkin
Media: Kellie Baldyga

NEW YORK & COMPANY, INC. ANNOUNCES THIRD QUARTER 2007 RESULTS

New York & Company Earnings Per Diluted Share Of $0.09,
Company Maintains Full Year Outlook

New York, NY — November 20, 2007 — New York & Company, Inc. [NYSE:NWY], is a specialty apparel chain with 568 New York & Company retail stores.  On October 18, 2007, the Company announced that following a thorough review of strategic alternatives for its JasmineSola store concept, the Company has decided to exit the 23 store JasmineSola chain by the end of the fourth quarter of fiscal year 2007.  As a result of the exit strategy, the Company is reporting the consolidated operating results and providing supplemental information for the New York & Company brand and the JasmineSola brand separately, for the third quarters and the nine month year-to-date periods ended November 3, 2007 and October 28, 2006.

Third Quarter Operating Results

Consolidated net sales for the third quarter of fiscal year 2007 increased 5.9% to $287.0 million, as compared to $270.9 million in the third quarter of fiscal year 2006.

•                  New York & Company net sales for the third quarter of fiscal year 2007 increased 6.3% to $276.4 million, as compared to $260.0 million for the third quarter of fiscal year 2006.  Comparable store sales for the New York & Company brand decreased 4.8% for the third quarter of fiscal year 2007, as compared to a 0.6% increase in the prior year third quarter.

•                  JasmineSola net sales for the third quarter of fiscal year 2007 decreased 2.9% to $10.6 million, as compared to $10.9 million for the third quarter of fiscal year 2006.

Consolidated net loss in the third quarter of fiscal year 2007 was $16.0 million, or $0.27 per diluted share, as compared to net income in the prior year period of $9.6 million, or $0.16 per diluted share.

•                  New York & Company net income for the third quarter of fiscal year 2007 was $5.3 million, or $0.09 per diluted share, as compared to net income in the prior year period of $10.1 million, or $0.17 per diluted share.

•                  JasmineSola net loss for the third quarter of fiscal year 2007 was $21.3 million, or $0.36 per diluted share, as compared to a net loss in the prior year period of $0.5 million, or $0.01 per diluted share. The JasmineSola net loss includes after tax charges of $21.1 million, or $0.36 per diluted share, related to the impairment of JasmineSola assets, including goodwill, trademarks and property and equipment recognized in connection with the decision to exit the business.

The computation of diluted earnings per share does not assume exercise or issuance of shares that would have an antidilutive effect on earnings per share.  As a result, for the three months ended November 3, 2007 there are 58.8 million fully diluted shares outstanding, which excludes 3.2 million antidilutive stock options. Net earnings per diluted share for the three months ended October 28, 2006 is based on 60.0 million fully diluted shares.

Year-to-Date Operating Results

Consolidated net sales for the nine month period ended November 3, 2007 increased 7.8% to $865.3 million, as compared to $802.9 million in the nine months ended October 28, 2006.

•                  New York & Company net sales for the nine month period ended November 3, 2007 increased 7.7% to $835.5 million, as compared to $776.0 million in the nine months ended October 28, 2006.  Comparable store sales for the New York & Company brand decreased 0.3% for the nine month period ended November 3, 2007, as compared to a 4.4% decrease in the prior year period.

•                  JasmineSola net sales for the nine month period ended November 3, 2007 increased 10.8% to $29.8 million, as compared to $26.9 million in the nine months ended October 28, 2006.

Consolidated net loss for the nine month period ended November 3, 2007 was $11.7 million, or $0.20 per diluted share, as compared to net income in the prior year period of $22.1 million, or $0.37 per diluted share.

•                  New York & Company net income for the nine month period ended November 3, 2007 was $15.5 million, or $0.27 per diluted share, as compared to net income in the prior year period of $23.4 million, or $0.39 per diluted share.

•                  JasmineSola net loss for the nine month period ended November 3, 2007 was $27.2 million, or $0.47 per diluted share, as compared to a net loss in the prior year period of $1.3 million, or $0.02 per diluted share. The JasmineSola net loss for the nine month period ended November 3, 2007 includes an after tax charge of $21.1 million, or $0.36 per diluted share, related to the impairment of JasmineSola assets, including goodwill, trademarks and property and equipment recognized in connection with the decision to exit the business and an after tax charge of  $3.0 million or $0.05 per diluted share relating to costs associated with the completion of the Company’s arbitration proceeding in April and charges to liquidate inventory resulting from the loss of a JasmineSola lease and the resulting modification of the closeout inventory strategy.

The computation of diluted earnings per share does not assume exercise or issuance of shares that would have an antidilutive effect on earnings per share.  As a result, for the nine months ended November 3, 2007 there are 58.3 million fully diluted shares outstanding, which excludes 3.6 million antidilutive stock options. Net earnings per diluted share for the nine months ended October 28, 2006 is based on 59.9 million fully diluted shares.

Richard P. Crystal, New York & Company’s Chairman and CEO, stated: “We are pleased that our strategy of maximizing profitability by controlling inventory and managing expenses has enabled us to exceed the high end of our guidance in a challenging business environment.  As we enter the all- important holiday season, we believe that inventory per average store being down 6.0% is prudent and with tight expense management we are in a position to meet our stated guidance for the balance of the year.  We are excited about our new bath and body launch, pleased with our sustained success in the pant, dress, skirt, jacket and sweater categories, and look forward to continued growth in our E-Commerce business.”

For the New York & Company brand, the Company opened 12 new stores and closed one store during the quarter, ending the quarter with 568 stores and 3.3 million selling square feet in operation.

Guidance

Fourth Quarter of Fiscal 2007

The Company’s outlook for diluted earnings per share is in the range of $0.23 to $0.32 for the New York & Company brand for the fourth quarter of fiscal year 2007.  The Company’s outlook for the JasmineSola brand is a net loss per diluted share in the range of $0.14 to $0.11.  As a result, the consolidated company net earnings per diluted share are expected to be in the range of $0.09 to $0.21 for the fourth quarter of fiscal year 2007, based on 61.5 million fully diluted shares outstanding.  This compares to actual fourth quarter of fiscal year 2006 net earnings per diluted share of $0.40, inclusive of a loss of $0.02 in the JasmineSola brand, based on 60.6 million fully diluted shares outstanding. The Company’s outlook for the fourth quarter of fiscal year 2007 includes slightly positive to low negative single-digit comparable store sales growth in the New York & Company brand. The Company’s consolidated fourth quarter of fiscal year 2007 outlook is summarized as follows:

	Guidance range
	Low	High
New York & Company Brand	$0.23	$0.32
JasmineSola Brand	$(0.14)	$(0.11)
Consolidated Company	$0.09	$0.21

For the New York & Company brand, the Company plans to open approximately 16 new stores and close five stores during the fourth quarter, ending the quarter with approximately 579 New York & Company stores and approximately 3.4 million selling square feet.

Fiscal Year 2007

The Company’s current outlook for diluted earnings per share is in the range of $0.49 to $0.58 for the New York & Company brand for the full fiscal year 2007.  The Company’s outlook for the JasmineSola brand is a net loss per diluted share in the range of $0.59 to $0.55, including approximately a $0.49 to $0.45 loss related to the exit of the JasmineSola business.  As a result, the consolidated company net earnings per diluted share is currently expected to be in the range of a loss of $0.10 to income of $0.03 for the full fiscal year, based on 61.1 million fully diluted shares outstanding.  This compares to the Company’s previous guidance range for net earnings per diluted share of $0.32 to $0.45, which did not include the cost to exit the JasmineSola brand, and compares to actual fiscal year 2006 net earnings per diluted share of $0.77, inclusive of a loss of $0.04 in the JasmineSola brand, based on 60.0 million fully diluted shares outstanding. The Company’s consolidated outlook for the full fiscal year 2007 is summarized as follows:

	Revised guidance range		Previous guidance Range
	Low	High	Low	High
New York & Company Brand	$0.49	$0.58	$0.47	$0.58
JasmineSola Brand	$(0.59)	$(0.55)	$(0.15)	$(0.13)
Consolidated Company	$(0.10)	$0.03	$0.32	$0.45

For the New York & Company brand, the Company plans to open approximately 53 stores (of which 16 will be opening during the fourth quarter), close 10 stores and remodel approximately 24 stores during fiscal year 2007, ending the year with 579 New York & Company stores and approximately 3.4 million selling square feet in operation, with new stores representing 229,000 selling square feet.  Capital expenditures are estimated in the range of $75.0 million to $78.0 million in fiscal year 2007.

Conference Call Information

A conference call to discuss the third quarter of fiscal year 2007 results is scheduled for today Tuesday, November 20, 2007 at 9:00 am Eastern Standard Time.  Investors and analysts interested in participating in the call are invited to dial (888) 562-3356 approximately ten minutes prior to the start of the call.  The conference call will also be web-cast live at www.nyandcompany.com.  A replay of this call will be available until midnight on November 27, 2007 and can be accessed by dialing (877) 519-4471 and entering pin number 9447726.

Forward Looking Statements: This press release contains certain forward looking statements.  Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “explore”, “continue,” “could,” “may,” “plan,” “project,” “predict”, and similar expressions and include references to assumptions that we believe are reasonable and relate to our future prospects, developments and business strategies.  Such statements are subject to various risks and uncertainties that could cause actual results to differ materially.  These include, but are not limited to:  (i) our ability to open and operate stores successfully and the possible lack of availability of suitable locations on acceptable terms; (ii) seasonal fluctuations in our business; (iii) our ability to anticipate and respond to fashion trends, develop new merchandise and launch new product lines successfully; (iv) general economic conditions, consumer confidence and spending patterns; (v) our dependence on mall traffic for our sales; (vi) the susceptibility of our business to extreme and/or unseasonable weather conditions; (vii) our ability to retain, recruit and train key personnel; (viii) our reliance on third parties to manage some aspects of our business; (ix) changes in the cost of raw materials, distribution services or labor, including federal and state minimum wage rates; (x) our reliance on foreign sources of production, including the disruption of imports by labor disputes, political instability, legal and regulatory matters, duties, taxes, other charges and quotas on imports, local business practices, potential delays in shipping and related pricing impacts and political issues and fluctuation in currency and exchange rates; (xi) the potential impact of natural disasters and health concerns relating to outbreaks of widespread diseases, particularly on manufacturing operations of our vendors; (xii) the ability of our manufacturers to manufacture and deliver products in a timely manner while meeting our quality standards; (xiii) our ability to efficiently execute our exit strategy related to the JasmineSola business; (xiv) our ability to service any debt we incur from time to time as well as our ability to maintain the requirements that the agreements related to such debt impose upon us; (xv) the potential impact of national and international security concerns on the retail environment, including any possible military action, terrorist attacks or other hostilities; (xvi) our reliance on manufacturers to maintain ethical business practices; (xvii) our ability to protect our trademarks and other intellectual property rights; (xviii) our ability to maintain and our reliance on our information systems infrastructure; (xix) our dependence on the success of our brand; (xx) competition in our market, including promotional and pricing competition; (xxi) our reliance on the effective use of customer information; (xxii) the effects of government regulation; (xxiii) the control of our company by our sponsors; and (xxiv) other risks and uncertainties as described in our documents filed with the SEC, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to revise the forward looking statements included in this press release to reflect any future events or circumstances.

About New York & Company, Inc.

New York & Company, Inc., founded in 1918, is a leading specialty retailer of fashion-oriented, moderately-priced women’s apparel. The Company’s proprietary branded New York & Company ™ merchandise is sold exclusively through its national network of New York & Company retail stores and online at www.nyandcompany.com. The Company currently operates 568 New York & Company retail stores in 44 states. Additionally, certain product, press release and SEC filing information concerning the Company are available at the Company’s website: www.nyandcompany.com.

Exhibit (1)

New York & Company, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(Unaudited)

(Amounts in thousands, except per share amounts)	Three months ended November 3, 2007	% of net sales	Three months ended October 28, 2006	% of net sales
Net sales	$286,980	100.0%	$270,922	100.0%

Cost of goods sold, buying and occupancy costs	202,329	70.5%	180,996	66.8%

Gross profit	84,651	29.5%	89,926	33.2%

Selling, general and administrative expenses	76,699	26.7%	73,382	27.1%

Loss from impairment charges related to JasmineSola	35,249	12.3%	—	—%

Operating (loss) income	(27,297)	(9.5)%	16,544	6.1%

Interest expense, net of interest income	437	0.2%	471	0.2%

(Loss) income before income taxes	(27,734)	(9.7)%	16,073	5.9%

(Benefit) provision for income taxes	(11,704)	(4.1)%	6,480	2.4%

Net (loss) income	$(16,030)	(5.6)%	$9,593	3.5%

Basic (loss) earnings per share	$(0.27)		$0.17
Diluted (loss) earnings per share	$(0.27)		$0.16

Weighted average shares outstanding:
Basic shares of common stock	58,845		56,381
Diluted shares of common stock	58,845		59,963

Selected operating data:

(Dollars in thousands, except square foot data)
Total net sales increase	5.9%	6.5%
Comparable store sales (decrease)/increase (a)	(4.8)%	0.6%
Net sales per average selling square foot (b)	$85	$82
Net sales per average store (c)	$491	$493
Average selling square footage per store (d)	5,734	5,995

(a)	Represents comparable store sales for the New York & Company brand only.
(b)	Net sales per average selling square foot is defined as net sales divided by the average of beginning and end of period selling square feet.
(c)	Net sales per average store is defined as net sales divided by the average of beginning and end of period number of stores.
(d)	Average selling square footage per store is defined as end of period selling square feet divided by end of period number of stores.

Exhibit (2)

New York & Company, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(Unaudited)

(Amounts in thousands, except per share amounts)	Nine months ended November 3, 2007	% of net sales	Nine months ended October 28, 2006	% of net sales
Net sales	$865,344	100.0%	$802,917	100.0%

Cost of goods sold, buying and occupancy costs	623,419	72.0%	558,307	69.5%

Gross profit	241,925	28.0%	244,610	30.5%

Selling, general and administrative expenses	226,300	26.2%	206,066	25.7%

Loss from impairment charges related to JasmineSola	35,249	4.1%	—	—%

Operating (loss) income	(19,624)	(2.3)%	38,544	4.8%

Interest expense, net of interest income	917	0.1%	1,438	0.2%

(Loss) income before income taxes	(20,541)	(2.4)%	37,106	4.6%

(Benefit) provision for income taxes	(8,812)	(1.0)%	14,957	1.8%

Net (loss) income	$(11,729)	(1.4)%	$22,149	2.8%

Basic (loss) earnings per share	$(0.20)		$0.40
Diluted (loss) earnings per share	$(0.20)		$0.37

Weighted average shares outstanding:
Basic shares of common stock	58,304		55,755
Diluted shares of common stock	58,304		59,853

Selected operating data:

(Dollars in thousands, except square foot data)
Total net sales increase	7.8%	3.1%
Comparable store sales decrease (a)	(0.3)%	(4.4)%
Net sales per average selling square foot (b)	$258	$243
Net sales per average store (c)	$1,505	$1,487
Average selling square footage per store (d)	5,734	5,995

(a)	Represents comparable store sales for the New York & Company brand only.
(b)	Net sales per average selling square foot is defined as net sales divided by the average of beginning and end of period selling square feet.
(c)	Net sales per average store is defined as net sales divided by the average of beginning and end of period number of stores.
(d)	Average selling square footage per store is defined as end of period selling square feet divided by end of period number of stores.

Exhibit (3)

New York & Company, Inc. and Subsidiaries
Supplemental Financial Information

(Unaudited)

The following tables present the Company’s condensed consolidating statements of income, in dollars and as a percentage of net sales, for the three months ended November 3, 2007 and October 28, 2006:

	Three Months Ended November 3, 2007			Three Months Ended October 28, 2006
	New York & Company	JasmineSola	Consolidated Company	New York & Company	JasmineSola	Consolidated Company
	(Amounts in thousands, except per share amounts)			(Amounts in thousands, except per share amounts)
Net sales	$276,379	$10,601	$286,980	$260,007	$10,915	$270,922
Cost of goods sold, buying and occupancy costs	194,263	8,066	202,329	172,356	8,640	180,996
Gross profit	82,116	2,535	84,651	87,651	2,275	89,926
Selling, general and administrative expenses	73,758	2,941	76,699	70,254	3,128	73,382
Loss from impairment charges related to JasmineSola	—	35,249	35,249	—	—	—
Operating income (loss)	8,358	(35,655)	(27,297)	17,397	(853)	16,544
Interest expense, net of interest income	437	—	437	471	—	471
Income (loss) before income taxes	7,921	(35,655)	(27,734)	16,926	(853)	16,073
Provision (benefit) for income taxes	2,630	(14,334)	(11,704)	6,822	(342)	6,480
Net income (loss)	$5,291	$(21,321)	$(16,030)	$10,104	$(511)	$9,593

Basic (loss) earnings per share			$(0.27)			$0.17
Diluted (loss) earnings per share			$(0.27)			$0.16

Weighted average shares outstanding:
Basic shares of common stock			58,845			56,381
Diluted shares of common stock			58,845			59,963

	Three Months Ended November 3, 2007			Three Months Ended October 28, 2006
	New York & Company	JasmineSola	Consolidated Company	New York & Company	JasmineSola	Consolidated Company
Net sales	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of goods sold, buying and occupancy costs	70.3%	76.1%	70.5%	66.3%	79.2%	66.8%
Gross profit	29.7%	23.9%	29.5%	33.7%	20.8%	33.2%
Selling, general and administrative expenses	26.7%	27.7%	26.7%	27.0%	28.6%	27.1%
Loss from impairment charges related to JasmineSola	—%	332.5%	12.3%	—%	—%	—%
Operating income (loss)	3.0%	(336.3)%	(9.5)%	6.7%	(7.8)%	6.1%
Interest expense, net of interest income	0.2%	—%	0.2%	0.2%	—%	0.2%
Income (loss) before income taxes	2.8%	(336.3)%	(9.7)%	6.5%	(7.8)%	5.9%
Provision (benefit) for income taxes	0.9%	(135.2)%	(4.1)%	2.6%	(3.1)%	2.4%
Net income (loss)	1.9%	(201.1)%	(5.6)%	3.9%	(4.7)%	3.5%

Exhibit (4)

New York & Company, Inc. and Subsidiaries
Supplemental Financial Information

(Unaudited)

The following tables present the Company’s condensed consolidating statements of income, in dollars and as a percentage of net sales, for the nine months ended November 3, 2007 and October 28, 2006:

	Nine Months Ended November 3, 2007			Nine Months Ended October 28, 2006
	New York & Company	JasmineSola	Consolidated Company	New York & Company	JasmineSola	Consolidated Company
	(Amounts in thousands, except per share amounts)			(Amounts in thousands, except per share amounts)
Net sales	$835,531	$29,813	$865,344	$776,015	$26,902	$802,917
Cost of goods sold, buying and occupancy costs	595,281	28,138	623,419	537,004	21,303	558,307
Gross profit	240,250	1,675	241,925	239,011	5,599	244,610
Selling, general and administrative expenses	214,334	11,966	226,300	198,343	7,723	206,066
Loss from impairment charges related to JasmineSola	—	35,249	35,249	—	—	—
Operating income (loss)	25,916	(45,540)	(19,624)	40,668	(2,124)	38,544
Interest expense, net of interest income	917	—	917	1,437	1	1,438
Income (loss) before income taxes	24,999	(45,540)	(20,541)	39,231	(2,125)	37,106
Provision (benefit) for income taxes	9,495	(18,307)	(8,812)	15,811	(854)	14,957
Net income (loss)	$15,504	$(27,233)	$(11,729)	$23,420	$(1,271)	$22,149

Basic (loss) earnings per share			$(0.20)			$0.40
Diluted (loss) earnings per share			$(0.20)			$0.37

Weighted average shares outstanding:
Basic shares of common stock			58,304			55,755
Diluted shares of common stock			58,304			59,853

	Nine Months Ended November 3, 2007			Nine Months Ended October 28, 2006
	New York & Company	JasmineSola	Consolidated Company	New York & Company	JasmineSola	Consolidated Company
Net sales	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of goods sold, buying and occupancy costs	71.2%	94.4%	72.0%	69.2%	79.2%	69.5%
Gross profit	28.8%	5.6%	28.0%	30.8%	20.8%	30.5%
Selling, general and administrative expenses	25.7%	40.2%	26.2%	25.6%	28.7%	25.7%
Loss from impairment charges related to JasmineSola	—%	118.2%	4.1%	—%	—%	—%
Operating income (loss)	3.1%	(152.8)%	(2.3)%	5.2%	(7.9)%	4.8%
Interest expense, net of interest income	0.1%	—%	0.1%	0.2%	—%	0.2%
Income (loss) before income taxes	3.0%	(152.8)%	(2.4)%	5.0%	(7.9)%	4.6%
Provision (benefit) for income taxes	1.1%	(61.5)%	(1.0)%	2.0%	(3.2)%	1.8%
Net income (loss)	1.9%	(91.3)%	(1.4)%	3.0%	(4.7)%	2.8%

Exhibit (5)

New York & Company, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

(Amounts in thousands)	November 3, 2007	February 3, 2007	October 28, 2006
	(Unaudited)	(Audited)	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$15,509	$68,064	$23,732
Accounts receivable	31,709	14,270	23,446
Inventories, net (a)	172,866	110,088	150,379
Deferred income taxes	14,167	—	—
Other current assets	29,523	22,440	22,590
Total current assets	263,774	214,862	220,147

Property and equipment, net	230,526	210,163	201,991
Goodwill	—	11,088	11,088
Intangible assets	14,843	32,053	32,053
Other assets	2,397	1,633	1,814
Total assets	$511,540	$469,799	$467,093
Liabilities and stockholders’ equity
Current liabilities:
Current portion – long-term debt	$6,000	$6,000	$6,000
Accounts payable	114,752	66,631	96,219
Accrued expenses	56,724	61,982	62,105
Other current liabilities	3,723	10,285	6,819
Total current liabilities	181,199	144,898	171,143

Long-term debt, net of current portion	21,000	25,500	27,000
Deferred rent and other liabilities	76,520	58,602	58,003
Total liabilities	278,719	229,000	256,146

Total stockholders’ equity	232,821	240,799	210,947
Total liabilities and stockholders’ equity	$511,540	$469,799	$467,093

(a)

As a result of the 53rd week in fiscal year 2006, the Company’s current quarter end dates are shifted as compared to the prior year and therefore are not comparable. Total New York & Company inventory at November 3, 2007 was $167.1 million, which is down by approximately 6.0% on an average store basis compared to inventory of approximately $168.0 million at November 4, 2006.

Exhibit (6)

New York & Company, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

(Amounts in thousands)	Nine months ended November 3, 2007	Nine months ended October 28, 2006

Operating activities
Net (loss) income	$(11,729)	$22,149
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	29,235	23,713
Loss from impairment charges related to JasmineSola	35,249	—
Amortization of deferred financing costs	186	207
Share-based compensation expense	1,371	1,231
Deferred income taxes	(18,212)	(1,210)
Changes in operating assets and liabilities:
Accounts receivable	(17,439)	(10,159)
Inventories, net	(62,778)	(40,723)
Prepaid expenses	(6,012)	(598)
Accounts payable	48,121	5,239
Accrued expenses	(5,249)	7,194
Income taxes payable	(6,391)	3,727
Deferred rent	16,889	19,018
Other assets and liabilities	768	(3,369)
Net cash provided by operating activities	4,009	26,419

Investing activities
Capital expenditures	(56,378)	(66,084)
Net cash used in investing activities	(56,378)	(66,084)

Financing activities
Net proceeds from public offering	—	2,294
Payment of offering costs related to public offering	—	(439)
Repayment of debt	(4,500)	(4,500)
Payment of financing costs	(243)	—
Proceeds from exercise of stock options	262	1,008
Excess tax benefit from exercise of stock options	4,431	7,598
Other	(136)	—
Net cash (used in) provided by financing activities	(186)	5,961

Net decrease in cash and cash equivalents	(52,555)	(33,704)

Cash and cash equivalents at beginning of period	68,064	57,436
Cash and cash equivalents at end of period	$15,509	$23,732

Exhibit (7)

New York & Company, Inc and Subsidiaries
Store Count and Selling Square Footage
(Unaudited)

Fiscal Year 2007	Total stores open at beginning of the quarter	Number of stores opened during the quarter	Number of stores remodeled during the quarter	Number of stores closed during the quarter		Total stores open at end of the quarter
1st Quarter (Actual)	560	11	—	(2)		569
2nd Quarter (Actual)	569	14	14	(3)		580
3rd Quarter (Actual)	580	12	10	(2)		590
4th Quarter (Projected)	590	16	1	(27	)(a)	579

Fiscal Year 2007	Total selling square feet at beginning of the quarter	Selling square feet for stores opened during the quarter	Reduction of selling square feet for stores remodeled during the quarter	Reduction of selling square feet for stores closed during the quarter		Total selling square feet at end of the quarter
1st Quarter (Actual)	3,313,437	52,297	—	(13,263)		3,352,471
2nd Quarter (Actual)	3,352,471	58,167	(29,737)	(23,535)		3,357,366
3rd Quarter (Actual)	3,357,366	52,063	(14,752)	(11,582)		3,383,095
4th Quarter (Projected)	3,383,095	66,200	—	(98,347	)(a)	3,350,948

(a) Includes 22 JasmineSola stores with 65,243 selling square feet.

New York & Company, Inc. (Excluding JasmineSola)

Store Count and Selling Square Footage
(Unaudited)

Fiscal Year 2007	Total stores open at beginning of the quarter	Number of stores opened during the quarter	Number of stores remodeled during the quarter	Number of stores closed during the quarter	Total stores open at end of the quarter
1st Quarter (Actual)	536	11	—	(2)	545
2nd Quarter (Actual)	545	14	13	(2)	557
3rd Quarter (Actual)	557	12	10	(1)	568
4th Quarter (Projected)	568	16	1	(5)	579

Fiscal Year 2007	Total selling square feet at beginning of the quarter	Selling square feet for stores opened during the quarter	Reduction of selling square feet for stores remodeled during the quarter	Reduction of selling square feet for stores closed during the quarter	Total selling square feet at end of the quarter
1st Quarter (Actual)	3,236,540	52,297	—	(13,263)	3,275,574
2nd Quarter (Actual)	3,275,574	58,167	(29,640)	(14,760)	3,289,341
3rd Quarter (Actual)	3,289,341	52,063	(14,752)	(8,800)	3,317,852
4th Quarter (Projected)	3,317,852	66,200	—	(33,104)	3,350,948